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                                 EXHIBIT 10.53


                               Dated 5 March 1999
                               ------------------

                      UNITED PAN EUROPE COMMUNICATIONS NV

                                      AND

                                CHARLES BRACKEN

                      -----------------------------------
                          EXECUTIVE SERVICE AGREEMENT
                      -----------------------------------

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THIS AGREEMENT is made on

BETWEEN:-

(1) United Pan-Europe Communications NV, a public company with limited liability duly organised and existing under the laws of the Netherlands, whose registered office is at Fred. Roeskes Straat 123, Amsterdam, the Netherlands (the "COMPANY"); and

(2)  Charles Bracken of 22 Kildare Gardens, London W2 5LU (the "EXECUTIVE").

THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS

     In this agreement unless the context otherwise requires:-

     1.1 "THE AGREEMENT" means the service agreement between the Executive and the Company;

     1.2  "BOARD" means the management board of the Company;

     1.3 "COMMENCEMENT DATE" means the date on which the Executive is contractually free to join the Company

     1.4 "GROUP COMPANIES" means the Company, its holding company and all subsidiary and associated companies of its holding company;

     1.5 "ASSOCIATED COMPANY" means a company which fails to be so treated as such for the purposes of Statement of Standard Accounting Practice No. 1 of the Institute of Chartered Accountants in England & Wales;

     1.6 "SUBSIDIARY" and "HOLDING COMPANY" have the meanings given to them in section 736 of the Companies Act 1985.

2.   TERM AND APPOINTMENT

     2.1 The Company shall engage the Executive and the Executive shall serve the Company as an employee and director as hereinafter provided (the "APPOINTMENT").

     2.2 The Appointment shall commence on the Commencement date and shall be for a fixed term of 4 years from the Commencement Date (`THE FIXED TERM'). Either party may terminate the Agreement after expiry of the Fixed Term by giving to the other 6 months' notice of termination (`THE NOTICE PERIOD'), such notice not to be given before the expiry of the Fixed Term.

     2.3 The parties have agreed that the Executive shall be entitled to payment of the liquidated damages ("THE LIQUIDATED DAMAGES") specified in clause 2.5 in the

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          following circumstances:

               (a) If the Executive terminates the Agreement during the Fixed Term in response to and as a result of a fundamental breach by the Company of this Agreement; and/or

               (b) If the Company terminates the Agreement before the expiry of the Fixed Term otherwise than in circumstances which would warrant a summary termination under Clause 13.

     2.4 The parties agree that the Executive is unlikely to terminate the Agreement during the Fixed Term save in the circumstances set out in clause 2.3(a) above. With a view to avoiding the time and cost involved in litigation, the parties have agreed the following Liquidated Damages and that such Liquidated Damages represent a genuine pre-estimate of the loss which the Executive would suffer if the Appointment is terminated in the circumstances set out in clause 2.3 a-b above. The parties further agree that the Executive is not obliged to mitigate his loss or bring into account any earnings following termination of the Agreement under this clause. The payment of Liquidated Damages under this clause shall be in full and final settlement of all or any claims that the Executive may have arising out of this Appointment or its termination in the circumstances set out in clause 2.3 a-b above.

     2.5 The Company shall pay the Liquidated Damages to the Executive within 14 days of the effective date of termination ("THE TERMINATION DATE"). The Liquidated Damages shall be a sum representing the Salary (including reasonable annual increments) and the value of all contractual benefits, which would have been payable or provided by the Company to the Executive between the Termination Date and the first date on which the Company could lawfully have terminated the Appointment pursuant to clause 2.2.

     2.6 The parties agree that in calculating the Liquidated Damages each of the sums set out in 2.5 shall be calculated net of all or any Income Tax and National Insurance which would otherwise have been payable by the Executive on these sums

     2.7 Further if the Appointment is terminated in the circumstances set out in clause 2.3 a-b above, all share options (including for the avoidance of doubt the 250,000 share options referred at clause 5.3 below) which shall been have awarded to the Executive as at the Termination Date, shall vest and the Executive shall be entitled to exercise the options at the IPO price of 29 Euros. If there is any conflict between the terms of the share option scheme and this Agreement, the terms of this Agreement shall take precedence.

     2.8  The parties further agree that each of the sums set out in clause
          2.5 and the vesting of the options in clause 2.7 shall be separate and severable and that if a Court were to consider any of the sums set out in 2.5 to be a penalty payment, such sum could be severed from the remaining sums and not form part of the calculations of Liquidated Damages and that the remaining sum would be valid and enforceable.

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     2.9  Where following the expiry of the Fixed Period notice is served to terminate the Appointment whether by the Company or the Executive, the Company shall be entitled to terminate the Appointment forthwith and in full and final satisfaction of the Executive's claims under this agreement by paying to the Executive a payment in lieu of notice, which shall be calculated with regard to the Executive's common law duty to mitigate his loss.

3.   DUTIES

     3.1 During the Appointment the Executive shall devote the whole of his time and attention to the duties assigned to him and shall well and faithfully serve the Company and use his best endeavours to promote the interests of the Company and subject thereto the Executive shall perform the duties of Managing Director of Development, Strategy, and Acquisitions, reporting directly to the Chief Executive Officer.

     3.2  The Executive may be required in pursuance of his duties hereunder:-

          (a) to perform services not only for the Company but also for any of the Group Companies;

          (b) to travel to such places whether in or outside the United Kingdom by such means and on such occasions as the Company may require and in particular to the Netherlands;

          to make reports to the Board and/or the Board of its holding company on any matters concerning the affairs of the Company or any other Group Company as it or they may reasonably require.

     3.3 Notwithstanding the foregoing or any other provision of this agreement the Company:

          (a) shall not be under any obligation to vest in or assign to the Executive any powers or duties and may at any time require the Executive to perform:-

               (i)    all his normal duties;

               (ii)   a part only of his normal duties and no other duties;

               (iii)  such duties as it may reasonably require and no others;

               (iv)   no duties whatever;

          (b) and may from time to time suspend or exclude the Executive from the performance of his duties and/or from all or any premises of the Company for the period of three months in total at any one time without the need to


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               give any reason for so doing.

          but in the case of 3.3(a) and (b) the Salary will not cease to be payable (in whole or in part) nor will he cease to be entitled to any other benefits hereunder by reason only of such requirement as mentioned in paragraphs 3.3(b) to 3.3(d) of this clause or such suspension or exclusion (unless or until his employment under this Agreement shall be terminated).

4.   HOLIDAY ENTITLEMENT

     During the Appointment the Executive shall be entitled to 25 working days' holiday (in addition to public holidays) in each calendar year January to December at full Salary to be taken at such time or times as may be approved by the Board. Holidays can only be carried over to the subsequent year with the prior approval of the Board. Upon the termination of the Appointment either the Executive shall be entitled to receive payment in lieu of accrued holidays not taken at that date (provided that such determination is not pursuant to clause 13) or the Company shall be entitled to make a deduction from the Executive's remuneration in respect of holidays taken in excess of the accrued entitlement.

5.   REMUNERATION

5.1 During the Appointment, as remuneration for his services hereunder, the Executive shall be paid a fixed salary at the rate of 250,000 British Pounds gross per annum payable in equal monthly instalments in arrears on or before the last working day of each calendar month ("THE
     SALARY").

5.2 The amount of the Salary will be subject to annual performance evaluation in January of each year and will be reviewed upwards only.

5.3 The Executive shall receive 250,000 share options at IPO value of 29 Euros per share; 5224 share options shall vest at the end of the first calendar month after the Commencement Date and thereafter the shares shall vest at the rate of 5208 share options per month over the 47 months following the Commencement Date. The Company shall endeavour to construct a tax-effective solution for the Executive's stock option grant. The Executive shall be eligible to receive future share option grants, such grants to be reviewed annually.

5.4 The Company shall set up an Employee Benefit Trust ("THE TRUST") and request that the Trustees of such Trust appoint the Executive a beneficiary of the Trust.

6.   EXPENSES

     The Executive shall be entitled to recover all reasonable travelling, hotel and other expenses incurred in or about the performance of the duties hereunder, which expenses shall be evidenced in such manner as the Company may specify from time to time.

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7.   COMPANY CAR

     To assist in the performance of the duties hereunder the Company shall during the Appointment provide the Executive with a car of a cost and type applicable to his seniority, or a car allowance in line with function shall be made available, subject to any terms and conditions of the company's car policy.

8.   PENSIONS

     The Executive is entitled to participate in such UPC Services Limited Group Personal Pension Plan as exists from time to time. In line with Company policy, the Company will pay into plan such contributions as are appropriate to the Executive's status as a director.

9.   BENEFITS

9.1 The Executive and his family are entitled to become members of the Company's Private Medical Insurance scheme subject to the rules of the scheme as amended from time to time. All monthly premiums will be borne by the Company. Full details of the scheme are available from Human Resources.

9.2 The Executive may participate in the Company's Permanent Health Insurance scheme subject to the rules of the scheme as amended from time to time. Full details of the scheme are available from Human Resources.

9.3 The Company will provide the Executive with group life assurance cover. Full details of the scheme are available from Human
     Resources.

10.  CONFIDENTIAL INFORMATION/TRADE SECRETS/NON-COMPETITION

     The Executive shall be subject to the Company's policy in respect of confidential information and trade secrets and non-competition as set out in Schedule 2 attached.

11.  INVENTIONS AND CREATIVE WORKS

11.1 The Executive acknowledges that because of the nature of his duties and the particular responsibilities arising as a result of such duties which he owes to the Company and the Group Companies he has a special obligation to further the interests of the Company and the Group Companies. In particular the duties of the Executive shall include reviewing the products and services of the Company and Group Companies with a view to improving them by new and/or original ideas and inventions and implementing such improvements.

11.2 The Executive shall promptly disclose to the Company any idea, invention or work which is relevant to or capable of use in the business of the Company or any of the Group Companies made by the Executive in the course of his employment whether or not in the course of his duties. The Executive acknowledges that the intellectual property rights subsisting or which may in the future subsist in any such ideas, inventions or works created by him in the course of his employment will, on creation, vest in and be the exclusive property of the Company and where

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     the same does not automatically vest as aforesaid, the Executive shall assign the same to the Company (upon the request and at the cost of the Company). The Executive hereby irrevocably waives any rights which he may have in any such ideas, inventions or works which are or have been conferred upon him by chapter IV of part I of the Copyright, Designs and Patents Act 1988 headed "Moral Rights"

11.3 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 9 and acknowledges in favour of any third party that a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

12.  CONFLICT OF INTEREST AND INTEGRITY POLICY

     The Executive shall be subject to the Company's policy in respect of conflict of interest and integrity as set out in Schedule 3 attached.

13.  TERMINATION BY EVENTS OF DEFAULT

13.1 The Appointment shall be subject to summary termination at any time by the Company by notice in writing if the Executive shall:

     (a) have committed any serious breach or (after warning in writing) any repeated or continued material breach of the obligations hereunder; or

     (b) in the reasonable opinion of the Board have failed to perform his duties to a satisfactory standard; or

     (c) shall have been guilty of any act of dishonesty or serious misconduct or any conduct which in the reasonable opinion of the Board tends to bring himself, the Company or any of the Group Companies into disrepute including but not limited to any breach of the companies' Conflict of Interest and Integrity Policy as set out in Schedule 3; or

     (d)  shall be declared bankrupt or shall compound with his creditors;

13.2 be convicted for activity of a criminal or legal nature under the laws of the Countries of the United Kingdom and the Netherlands (excluding road traffic offences).

13.3 Any delay by the Company in exercising such right to termination shall not constitute a waiver thereof.

14.  INCAPACITY

     Following the expiry of the Fixed Term, if the Executive shall be incapacitated during the Appointment by ill-health or accident from performing his duties hereunder for an aggregate of 130 working days or more in any period of 12 months the Company may by written notice to the Executive forthwith (or as from a future date specified in the notice) discontinue payment in whole or part of the remuneration under clause 5 above until such incapacity shall cease or (whether or not his remuneration shall have been discontinued as aforesaid) determine the Appointment provided that the Company shall take all reasonable steps to ensure that the Executive receives benefits pursuant to clause 9. Subject as aforesaid the said remuneration shall continue to be payable to the Executive under clause 5 notwithstanding such incapacity but the Company shall be entitled to set off or deduct therefrom the amount of any sickness or other benefit to which the Executive is entitled under Social Security legislation for the time being in force.


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15.   OBLIGATIONS UPON TERMINATION

Upon the termination of the Appointment howsoever arising the Executive shall:-

15.1 at any time or from time to time thereafter upon the request of the Company, resign without claim for compensation from:-

      (a)     all offices held in the Company or any of the Group Companies; and

      (b) membership of any organisation and any office in any other company acquired by reason of or in connection with the Appointment;

      and should he fail to do so the Company is hereby irrevocably appointed to be the Executive's Attorney in his name and on his behalf to execute any documents and to do any things necessary or requisite to give effect to this clause;

15.2 deliver to the Board all documents (including, but not limited to, correspondence, lists of clients or customers, notes, memoranda, plans, drawings and other documents of whatsoever nature and all copies thereof) made or compiled or acquired by the Executive during the Appointment and concerning the business, finances or affairs of the Company or any of the Group Companies or customers

15.3 be subject to the terms in respect of any bonus as set out in sub-clause 5.3 above.

16.   RECONSTRUCTION AND AMALGAMATION

      If at any time the Executive's employment is terminated in connection with any reconstruction or amalgamation of the Company or any of the Group Companies whether by winding up or otherwise and the Executive receives an offer on terms which (considered in their entirety) are not less favourable to any material extent than the terms of this Agreement from a company involved in or resulting from such reconstruction or amalgamation the Executive shall have no claim whatsoever against the Company or any such company arising out of or connected with such termination.

17.   NOTICES

      Any notice to be given hereunder shall be in writing. Notices may be given by either party by


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      personal delivery or post or by fax addressed to the other party at
      (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address and any such notice given by letter or fax shall be deemed to have been served at the time at which the letter was delivered personally or transmitted or if sent by post would be delivered in the ordinary course of first class post.

18.   PREVIOUS CONTRACTS

      18.1 This agreement is in substitution for any previous contract of service between the Company or any of the Group Companies and the Executive which shall be deemed to have been terminated by mutual consent as from the commencement of the Appointment.

      18.2 The Executive hereby warrants and represents to the Company that he will not, in entering into this agreement or carrying out his duties hereunder, be in breach of any terms of employment whether express or implied or any other obligation binding upon him.

19.   PROPER LAW

      This agreement shall be governed and construed in all respects in accordance with English law.

20.   CONSTRUCTION

      20.1 The headings in this agreement are inserted for convenience only and shall not affect its construction.

      20.2 Any reference to a statutory provision shall be construed as a reference to any statutory modification or re-enactment thereof (whether before or after the date hereof) for the time being in force.

21.   STATUTORY INFORMATION AND SCHEDULES

      Schedule 1 hereto (in addition to this agreement) constitutes a written statement as at the date hereof of the terms of employment of the Executive in compliance with the provisions of the Employment Rights Act 1996.

      This agreement together with Schedules 1 to 3 constitute the entire agreement between the Executive and the Company.

IN WITNESS whereof this agreement has been executed as a deed on the date first before written.



Signed as a deed by the said            )       /s/ Charles Bracken
CHARLES BRACKEN                         )    -------------------------
in the presence of:-                    )

/s/ C.J. Armour
---------------------
C.J. Armour
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Signed by JOHN FRANCIS RIORDAN          )
Duly authorised for and on behalf of    )    /s/ John Francis Riordan
UNITED PAN-EUROPE COMMUNICATIONS NV     )   --------------------------
in the presence of:-                    )

/s/ C.J. Armour
---------------------
C.J. Armour

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                                  SCHEDULE 1

1. The Executive has been continuously in the employment of the Company (including reckonable service with any of the Group Companies) since the Commencement Date.

2. Rate of remuneration and the intervals at which it is paid are contained in clause 5.

3. There are no specific terms and conditions relating to hours of work except as provided in clause 3.1.

4. The terms and conditions relating to holidays are contained in clause 4 and those relating to sickness are contained in clause 14.

5. Particulars as to the length of notice to terminate are contained in clause 2.

6. Particulars as to the work for which the Executive is employed are contained in clause 3.

7.    Subject to clause 3.2 the Executive's place of work at the date of this schedule is London.

8. There are no disciplinary rules applicable to the Executive except as provided in this agreement and if the Executive is dissatisfied with any disciplinary decision he should apply orally or in writing to the Board.

9. Any application for the purpose of seeking redress of any grievance relating to the Executive's employment should be made either orally or in writing to the Board.

10. Details of the Executive's work outside the UK are contained in clause 3.2.

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                                   SCHEDULE 2

          TRADE SECRETS, CONFIDENTIAL INFORMATION AND NON-COMPETITION

During the Appointment, the Executive will acquire knowledge of confidential and proprietary information regarding, among other things, the Company's and the Group's present and future operations, its customers and suppliers, pricing and bidding strategies, and the methods used by the Company and its employees.

Therefore, the Executive hereby agrees to the following:

A. During the Appointment and after the termination of the Appointment the Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose any Trade Secret, as defined below, that the Executive may require during the Appointment for so long as such information remains a trade secret. The term "TRADE SECRET" as used in this Agreement shall mean information including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers which:

      (1) derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and

      (2) is the subject of reasonable efforts by the Company or its Group to maintain its confidentiality.

B. In addition to A above and not in limitation thereof, the Executive agrees that, during the Appointment and for a period of 2 years after termination, the Executive will hold in a fiduciary capacity for the benefit of the Company and the Group, and shall not directly or indirectly use or disclose, any Confidential or Proprietary information, as defined below, that the Executive may have acquired (whether or not developed or compiled by the Executive and whether or not the Executive was authorised to have access to such information) during the term of, in the course of or as a result of the Appointment. The term "CONFIDENTIAL OR PROPRIETARY INFORMATION" as used in this Agreement means any secret, confidential, or proprietary information of the Company not otherwise included in the definition of "Trade Secret" above and does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the client to which such information pertains.

C. The Executive agrees that for a period of 6 months after termination of the Appointment he will not hire or attempt to hire for any purpose whatsoever (whether as an employee, consultant, adviser, independent contractor or otherwise) any senior employee of the Company or the Group or any person who was a senior employee of the Company or the Group at any time during the one year period prior to termination of the Appointment in either case provided that the Executive had contact with such employee during the 12 months prior to termination of employment.

D. The Executive agrees that for a period of six months after termination of the Appointment he will not solicit or interfere with or endeavour to entice away from the Company of any of the

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      Relevant Group Companies any senior person, or any firm, company or entity who was a supplier to the Company whom the Executive was concerned or had personal contact with during the 12 months prior to termination of employment;

E. The covenants contained in this Schedule shall inure to the benefit of the Company, and successor of it and every subsidiary and affiliate.

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                                   SCHEDULE 3

                   CONFLICT OF INTEREST AND INTEGRITY POLICY

A. An employee of the Company shall conduct his/her business and personal affairs with such ethics and integrity that no conflict of interest with the Company's business, real or implied, can be construed. A conflict of interest shall be deemed to exist if an employee or an Affiliate (as defined in E below) of an employee has any interest (including, but not limited to equity ownership, interest arrangement, commission, gift) direct or indirect, in a client, supplier, contractor, or other principle dealing with the Company or the Group, and that interest is of such extent or nature that it might reasonably be perceived by the Board to affect the employee's judgement or decisions exercised on behalf of the Company.

B. An employee or any Affiliate of the employee shall not personally or on behalf of the Company receive or be involved with any kickbacks, bribes, gratuities, reciprocal arrangements or other improper or illegal arrangements, or benefit personally from any rebates or discounts, with any other organizations and personnel conducting or soliciting, currently or prospectively, the business with the Company and the Group.

C. An employee of the Company shall not bring the company into disrepute. More specifically, an employee or any Affiliate of an employee shall not permit or be involved in any direct or indirect pay, award, commission, or other compensation to any person or organisation for purposes of improperly or illegally inducing action of any kind whatsoever.

D. Where any questionable outside business activity is contemplated, an employee must obtain prior approval of the Board.

E. For purposes of this policy, Affiliate shall include, but not limited to, any relative by blood or by marriage or any entity in which the employee or any such relative may have any financial, voting, controlling and/or management interest.